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The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement together with the accompanying prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

File Pursuant to Rule 424(b)5
Registration No. 333-71438-02

Subject to Completion

Preliminary Prospectus Supplement dated December 5, 2005

Prospectus Supplement
(To Prospectus dated May 20, 2005)

$500,000,000
AEGON Funding Corp.
    % Senior Notes due 2020
Payment of Principal, Premium, if any, and Interest Guaranteed by

AEGON N.V.
(a Netherlands public company with limited liability)

        AEGON Funding Corp. will pay interest on the    % senior notes due 2020, or Notes, on June 15 and December 15 of each year, beginning on June 15, 2006. The Notes will mature on December 15, 2020 unless redeemed prior to that date. AEGON Funding Corp. may redeem the Notes in whole at any time or in part from time to time prior to maturity at a price determined as described in this prospectus supplement.

        The Notes will be unsecured and will rank equally with all other unsecured senior indebtedness of AEGON Funding Corp. from time to time outstanding. The payment of principal, premium, if any, and interest on the Notes will be guaranteed by AEGON N.V. The guarantees will be unsecured and will rank equally with all other unsecured senior indebtedness of AEGON N.V. from time to time outstanding.

        Investing in the Notes involves risks. See "Risk Factors" beginning on page S-4.

	Price to Public(1)	Underwriting Discount	Proceeds to AEGON Funding Corp.(2)

Per Note

Total

(1)
Plus accrued interest, if any, from December    , 2005 if settlement occurs after that date.

(2)
Before deducting expenses. See "Underwriting."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the Notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank SA/NV on or about December    , 2005.

Banc of America Securities LLC	Barclays Capital	Deutsche Bank Securities

BNP PARIBAS	Citigroup	Lehman Brothers	RBS Greenwich Capital

The date of this Prospectus Supplement is December    , 2005.

TABLE OF CONTENTS

Prospectus Supplement

i

        We have not, and the underwriters have not, taken any action to permit a public offering of the Notes outside the United States or to permit the possession or distribution of this prospectus supplement and the accompanying prospectus outside the United States in any jurisdiction where action for that purpose is required. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the Notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. We reserve the right to withdraw this offering of Notes at any time.

        This prospectus supplement and the accompanying prospectus are not a prospectus for the purpose of the Securities Trade Supervision Act 1995 and have not been approved by the Netherlands Authority for the Financial Markets ("AFM").

        For information relating to transactions that stabilize the market price of the Notes in connection with the offering, see "Underwriting—Price Stabilization and Short Positions."

ABOUT THIS PROSPECTUS SUPPLEMENT

        You should rely only on information contained in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus. We are offering to sell Notes, and seeking offers to buy Notes, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or the time of any sale of the Notes. Our business, financial condition, results of operations and prospects may have changed since that date. In this prospectus supplement and the accompanying prospectus, "we," "us," "our" and "AEGON" refer to AEGON N.V. and any or all of our subsidiaries, including AEGON Funding Corp., and joint ventures as the context requires.

        This prospectus supplement contains the terms of the offering of the Notes. Certain additional information about us is contained in the accompanying prospectus. This prospectus supplement, or the information incorporated by reference in this prospectus supplement or in the accompanying prospectus, may add, update or change information in the accompanying prospectus. If the information in this prospectus supplement or the information incorporated by reference in this prospectus supplement or in the accompanying prospectus is inconsistent with the accompanying prospectus, this prospectus supplement or the information incorporated by reference in this prospectus supplement or in the accompanying prospectus, as applicable, will apply and will supersede the information in the accompanying prospectus. Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the accompanying prospectus or the Indenture (as defined under "Description of the Notes" beginning on page S-10 of this prospectus supplement).

        It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents we have referred you to under "Where You Can Find More Information About Us" on page S-7 of this prospectus supplement and page 3 of the accompanying prospectus.

OFFERING SUMMARY

        This summary may not contain all of the information that may be important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the financial data and related notes and the documents incorporated by reference in this prospectus supplement, including the section entitled "Risks relating to our Business" beginning on page 9 of our 2004 Annual Report on Form 20-F, and the accompanying prospectus, before making a decision to invest in the Notes. Terms that are defined under "Description of the Notes" or in the accompanying prospectus have the same meaning when used herein.

Issuer	AEGON Funding Corp.
Securities offered	$ aggregate principal amount of % Senior Notes due 2020 (the "Notes")
Interest rate	%
Interest payment dates	June 15 and December 15 of each year, beginning June 15, 2006
Guarantee	The payment of principal, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed by AEGON N.V., including payments of Additional Amounts.
Maturity Date	December 15, 2020
Ranking
The Notes will be senior unsecured obligations of AEGON Funding Corp. and will rank equally in right of payment with all other senior unsecured and unsubordinated indebtedness of AEGON Funding Corp. from time to time outstanding. The Notes will rank senior to any subordinated indebtedness of AEGON Funding Corp. The Notes will be subordinated to all existing and future secured indebtedness of AEGON Funding Corp. to the extent of the assets securing that indebtedness.
The indenture does not limit the ability of AEGON Funding Corp. to create additional indebtedness or to secure any such indebtedness with additional assets.

The guarantees will be senior unsecured obligations of AEGON N.V. The indenture does not limit the ability of AEGON N.V. to create additional indebtedness or to secure such indebtedness with additional assets. If AEGON N.V. incurs additional indebtedness and secures such indebtedness with its assets, your rights to receive payments under the guarantees will be junior to the rights of the holders of such future secured indebtedness. The subsidiaries of AEGON N.V. are separate and distinct legal entities, and have no obligation to pay any amounts due on the guarantees or to provide us with funds for its payment obligations. Our right to receive any assets of any of our subsidiaries, as an equity holder of such subsidiaries, upon their liquidation or reorganization, and therefore the right of the holders of the Notes to participate in those assets through the guarantees, will be effectively subordinated to the claims of that subsidiary's creditors, including obligations to policyholders. The guarantees do not restrict the ability of our subsidiaries to incur additional indebtedness or other liabilities. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

Redemption
AEGON Funding Corp. may, at its option, redeem the Notes in whole at any time or in part from time to time prior to maturity as described under "Description of the Notes—Redemption" on page S-12 of this prospectus supplement.
Form and denomination	The Notes will be issued in registered form in denominations of $1,000 and integral multiples of $1,000.

The Notes will be represented by one or more global certificates in fully registered, book-entry form without interest coupons, will be deposited with the trustee as custodian for The Depository Trust Company ("DTC"), and will be registered in the name of Cede & Co. or another nominee designated by DTC, except in limited circumstances.
Use of proceeds	We intend to use the net proceeds of this offering for general corporate purposes.

RISK FACTORS

        Your investment in the Notes entails risks. You should carefully consider the risk factors below, as well as the other information contained in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including AEGON N.V.'s annual report on Form 20-F for the year ended December 31, 2004 and the risk factors described therein beginning on page 9 thereof, before investing in the Notes.

Neither AEGON Funding Corp. nor AEGON N.V. is prohibited from issuing further debt.

        There is no restriction on the amount of debt AEGON Funding Corp. may issue that ranks equally with the Notes nor the amount of debt or guarantees AEGON N.V. may issue that ranks equally with the guarantees. The issue of any such debt or guarantees may reduce the amount recoverable by you upon our bankruptcy.

The Notes will rank below any secured debt of AEGON Funding Corp. and the guarantees will rank below the secured debt of AEGON N.V.

        The Notes will be senior unsecured obligations of AEGON Funding Corp. and will rank equal in right of payment to all other existing and future senior unsecured indebtedness of AEGON Funding Corp. The Notes will be subordinated to all existing and future secured indebtedness of AEGON Funding Corp. to the extent of the assets securing that indebtedness. The guarantees by AEGON N.V. will be subordinated to all existing and future secured indebtedness of AEGON N.V. to the extent of the assets securing that indebtedness. Further, the indenture does not limit the ability of AEGON Funding Corp. or AEGON N.V. to create additional indebtedness or to secure any such indebtedness with additional assets. If AEGON Funding Corp. incurs additional indebtedness and secures such indebtedness with its assets, your rights to receive payments under the Notes and the guarantees will be junior to the rights of the holders of such future secured indebtedness.

        The Notes are obligations of AEGON Funding Corp. and are guaranteed exclusively by AEGON N.V. The subsidiaries of AEGON N.V. are separate and distinct legal entities, and have no obligation to pay any amounts due on the guarantees or to provide us with funds for its payment obligations. Our right to receive any assets of any of our subsidiaries, as an equity holder of such subsidiaries, upon their liquidation or reorganization, and therefore the right of the holders of the Notes to participate in those assets through the guarantees, will be effectively subordinated to the claims of that subsidiary's creditors, including obligations to policyholders. The guarantees do not restrict the ability of our subsidiaries to incur additional indebtedness or other liabilities. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

General market conditions and other factors could adversely affect market prices for the Notes.

        Market prices for the Notes can be expected to vary with changes in market and economic conditions, including changes in credit spreads and the market for similar securities, our financial condition and prospects, changes in our credit ratings (whether real or anticipated) and other factors that generally influence the market prices of securities.

The Notes are a new issue of securities, and there is no assurance that a trading market will exist or that it will be liquid.

        The Notes are a new issue of securities and have no established trading market. There can be no assurance that an active trading market will develop. Even if an active trading market does develop, no one, including the underwriters, is required to maintain its liquidity.

RATIO OF EARNINGS TO FIXED CHARGES—AEGON N.V.

        The following table sets forth the ratio of earnings to fixed charges of AEGON N.V. for each of the periods indicated using financial information calculated in accordance with generally accepted accounting principles in the Netherlands ("DAP").

	Year Ended December 31,
Six Months Ended June 30, 2005
	2004	2003	2002	2001	2000
1.9	1.7	1.3	—(1)	1.5	2.5

(1)
The deficiency of our earnings to fixed charges based on DAP was €315,000,000 during 2002.

        The following table sets forth the ratio of earnings to fixed charges of AEGON N.V. for each of the periods indicated using financial information calculated in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") which differ in certain significant respects from DAP. You can find a description of the significant differences between DAP and U.S. GAAP in Item 18.5 to our consolidated financial statements, which are incorporated by reference from our annual report on Form 20-F for the year ended December 31, 2004 beginning on page 269 thereof. The ratio of earnings to fixed charges is calculated in accordance with Item 503 of Regulation S-K of the Securities Act of 1933, as amended. For more information, please see Item 19, Exhibit 7 of Form 20-F as well as our current report on Form 6-K furnished to the SEC on November 10, 2005 for information regarding our U.S. GAAP results for the six-month period ended June 30, 2005.

	Year Ended December 31,
Six Months Ended June 30, 2005
	2004	2003	2002	2001	2000
1.9	1.8	1.7	—(1)	1.3	1.8

(1)
The deficiency of our earnings to fixed charges based on U.S. GAAP was €841,000,000 during 2002.

        The following table sets forth the ratio of earnings to fixed charges of AEGON N.V. for each of the periods indicated using financial information derived from accounting policies based on International Financial Reporting Standards as in effect on March 31, 2004 ("IFRS"). For a more complete description of the differences between IFRS, U.S. GAAP and DAP, please refer to our press release reporting preliminary 2004 IFRS comparative results, furnished to the SEC on Form 6-K on April 18, 2005, our press release reporting third quarter 2005 results on an IFRS basis, furnished to the SEC on Form 6-K on November 14, 2005, and Item 5 in our annual report on Form 20-F for the year ended December 31, 2004, beginning on page 59 thereof. The ratio of earnings to fixed charges is calculated in accordance with Item 503 of Regulation S-K of the Securities Act of 1933, as amended. For more information, please see Item 19, Exhibit 7 of Form 20-F.

Nine Months Ended September 30,
2005	2004
2.1	2.0

        For purposes of determining the ratio of earnings to fixed charges, earnings is defined as income before tax plus fixed charges less dividends on preferred shares.* Fixed charges are calculated by adding (1) interest expensed and capitalized, (2) amortized premiums, discounts and capitalized expenses related to indebtedness, (3) interest on fixed annuities, guaranteed investment contracts and funding agreements, (4) dividends on preferred shares and (5) interest on perpetual capital securities.

*
For IFRS purposes also less interest on perpetual capital securities.

USE OF PROCEEDS

        We estimate that the net proceeds from this offering after deducting underwriting discounts but before deducting other offering expenses will be approximately $                  . We intend to use the net proceeds of this offering for general corporate purposes.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        AEGON N.V. files annual reports with and furnishes other information to the U.S. Securities and Exchange Commission ("SEC"). You may read and copy any document that we have filed with or furnished to the SEC at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Our SEC filings are also available to the public through the SEC's web site at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room in Washington, D.C. and in other locations.

INCORPORATION OF CERTAIN INFORMATION WE FILE WITH THE SEC

        As permitted by the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information you can find in our registration statement or the exhibits to the registration statement. The SEC allows us to "incorporate by reference" information into this prospectus supplement and the accompanying prospectus, which means that:

  •
  incorporated documents are considered part of this prospectus supplement and the accompanying prospectus;

  •
  we can disclose important information to you by referring you to those documents;

  •
  information that we file with the SEC after the date of this prospectus supplement that is incorporated by reference in this prospectus supplement and the accompanying prospectus automatically updates and supersedes this prospectus supplement and the accompanying prospectus; and

  •
  information that is more recent that is included in this prospectus supplement and the accompanying prospectus automatically updates and supersedes information in documents incorporated by reference with a date earlier than this prospectus supplement.

        We incorporate by reference into this prospectus supplement and the accompanying prospectus our documents listed below:

  •
  Annual Report on Form 20-F for the fiscal year ended December 31, 2004;

  •
  Report on Form 6-K furnished to the SEC on April 18, 2005 relating to our 2004 financial results under IFRS;

  •
  Report on Form 6-K furnished to the SEC on April 18, 2005 relating to the sale of a German subsidiary;

  •
  Report on Form 6-K furnished to the SEC on April 22, 2005;

  •
  Report on Form 6-K furnished to the SEC on April 28, 2005;

  •
  Report on Form 6-K furnished to the SEC on May 2, 2005;

  •
  Report on Form 6-K furnished to the SEC on May 10, 2005;

  •
  Report on Form 6-K furnished to the SEC on May 12, 2005;

  •
  Report on Form 6-K furnished to the SEC on May 20, 2005 relating to certain product improvements announced by AEGON The Netherlands;

  •
  Report on Form 6-K furnished to the SEC on May 20, 2005 relating to the implications of a judgment of the Dutch Supreme Court on the results of AEGON N.V.;

  •
  Report on Form 6-K furnished to the SEC on May 25, 2005;

  •
  Report on Form 6-K furnished to the SEC on July 15, 2005;

  •
  Report on Form 6-K furnished to the SEC on July 26, 2005;

  •
  Report on Form 6-K furnished to the SEC on September 14, 2005;

  •
  Report on Form 6-K furnished to the SEC on September 20, 2005 relating to an interim stock dividend for the fiscal year 2005;

  •
  Report on Form 6-K furnished to the SEC on September 20, 2005 relating to signing a syndicated facility agreement;

  •
  Report on Form 6-K furnished to the SEC on October 5, 2005;

  •
  Report on Form 6-K furnished to the SEC on November 10, 2005;

  •
  Report on Form 6-K furnished to the SEC on November 14, 2005; and

  •
  each of the following documents that we file with or furnish to the SEC after the date of this prospectus supplement from now until we terminate the offering of securities under this prospectus supplement, the accompanying prospectus and the registration statement:

  •
  reports filed under Section 13(a), 13(c) or 15(d) of the Exchange Act, and

  •
  reports filed or furnished on Form 6-K that indicate that they are incorporated by reference in this prospectus supplement or the accompanying prospectus.

        These documents contain important information about us and our financial condition. You may obtain copies of these documents in the manner described above. You may also request a copy of these filings (excluding exhibits) at no cost by contacting us as follows:

Investor Relations AEGON N.V. P.O. Box 202 2501 CE The Hague The Netherlands Tel: 011-31-70-344-8305 Fax: 011-31-70-344-8445 E-mail: gca-ir@aegon.com	Investor Relations AEGON USA, Inc. 1111 North Charles Street Baltimore, MD 21201 USA Tel: 1-410-576-4577 Fax: 1-410-347-8685 E-mail: ir@aegonusa.com

CAPITALIZATION

        The following table sets forth our consolidated capitalization (a) as of September 30, 2005 and (b) as of September 30, 2005, as adjusted to give effect to this offering and certain other recent events described below. It is important that you read this table in conjunction with, and it is qualified by reference to the historical financial statements and related notes in the information relating to our results for the nine months ended September 30, 2005 furnished to the SEC on November 14, 2005 on Form 6-K, incorporated by reference in this prospectus. As of September 30, 2005, AEGON Funding Corp. had no debt to third parties outstanding and since that date AEGON Funding Corp. has not offered or sold any securities to third parties other than the Notes offered hereby.

        The following table uses financial information derived from accounting policies based on IFRS. It is important to understand that the capitalization information in the table below is not comparable to the balance sheet information contained in our annual report on Form 20-F for 2004 or any preceding year, all of which was prepared in accordance with DAP, which differs in significant respects from IFRS, including in its treatment of the underlying financial data. For a more complete description of the differences between IFRS and DAP, please refer to our press release reporting preliminary 2004 IFRS comparative results as filed with the SEC on Form 6-K on April 18, 2005, our press release reporting third quarter and nine-month 2005 results on an IFRS basis, furnished to the SEC on Form 6-K on November 14, 2005, and Item 5 in our annual report on Form 20-F for the year ended December 31, 2004, beginning on page 59 thereof.

	As of September 30, 2005
	Actual	Adjusted
	(in millions of €)
Debentures and other loans(1)	3,795	4,210

Preferred shares(2)	57	57
Common shares(2)	192	192
Surplus funds	18,298	18,298

Shareholders' equity	18,547	18,547
Minority interest third parties	155	155
Capital securities(3)	2,196	2,819
Perpetual cumulative subordinated bonds	1,403	1,403

Group equity	22,301	22,924
Trust pass-through securities	428	428
Subordinated loans	280	280
Senior debt related to insurance activities(3)	1,796	1,173

Total capital base	24,805	24,805

(1)
As of September 30, 2005, the full amount of senior debt related to insurance activities in the capital base presented below was included as part of debentures and other loans.

(2)
As of September 30, 2005, our issued share capital consisted of 229 million preferred shares, par value €0.25 per share, and 1,599 million Common Shares, par value €0.12 per share.

(3)
Adjusted to reflect the issuance by us on November 23, 2005 of $500 million 6.50% perpetual capital securities and $250 million floating rate perpetual capital securities.

DESCRIPTION OF THE NOTES

        The following description of the particular terms of the Notes and guarantees supplements the description of the general terms and provisions of the debt securities set forth under "Description of Debt Securities" beginning on page 11 in the accompanying prospectus. The accompanying prospectus contains a detailed summary of additional provisions of the Notes, the guarantees and the Indenture under which they will be issued. Certain provisions of this section are summaries of the accompanying prospectus and subject to its detailed provisions. You should read all the provisions of the accompanying prospectus and the Indenture. The following description of the Notes and guarantees replaces the accompanying prospectus in the event of any inconsistency.

        The following description is only a summary and does not describe every aspect of the Notes, the guarantees or the Indenture. Therefore, it may not contain all of the information that is important to you as a potential purchaser of the Notes. If you purchase the Notes, your rights will be determined by the Notes, the guarantees, the Indenture and the Trust Indenture Act of 1939. In light of this, you should read the Indenture and the form of the Notes and the guarantees filed with the Securities and Exchange Commission before making an investment decision. You can read the Indenture and the form of Notes at the locations listed under "Where You Can Find More Information About Us" in this prospectus supplement.

        The Notes will be issued under an indenture, dated as of October 11, 2001, as modified and supplemented by a supplemental indenture, dated as of November 14, 2003, a second supplemental indenture dated as of June 1, 2005, in each case between AEGON N.V., AEGON Funding Corp., AEGON Funding Corp. II and Citibank, N.A., as trustee, and a third supplemental indenture dated November 23, 2005 between AEGON N.V. and Citibank, N.A. as trustee, and as further modified by a fourth supplemental indenture, to be dated as of December    , 2005 (the "Fourth Supplemental Indenture"), between AEGON Funding Corp., AEGON N.V., and Citibank, N.A., as trustee, which we refer to collectively as the "Indenture." The Notes will be treated as a separate series of debt securities. We will file a copy of the Fourth Supplemental Indenture relating to the Notes, the guarantees and the form of the Notes and guarantees with the SEC. In accordance with the terms of the Indenture, we are permitted to issue additional Notes that would be considered part of the same series of Notes being offering pursuant to this prospectus supplement.

GENERAL

        The Notes will be senior unsecured obligations of AEGON Funding Corp. and will rank equally in right of payment with all other senior unsecured and unsubordinated indebtedness of AEGON Funding Corp. from time to time outstanding.

        The due and punctual payment of principal, premium, if any, and interest (including Additional Amounts) on the Notes will be fully and unconditionally guaranteed by AEGON N.V. on an unsubordinated basis, when and as any such payments become due and payable, whether at maturity, upon declaration of acceleration or otherwise.

        The Notes will mature on December 15, 2020 (the "Maturity Date") and will bear interest at the rate of    % per year. Interest will accrue from December    , 2005.

        Interest on the Notes will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 2006, to the persons in whose names the Notes are registered at the close of business on the preceding June 1 or December 1, as the case may be. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

        The Notes will be issued in denominations of $1,000 and integral multiples of $1,000 in fully registered form.

        Principal of and interest on the Notes will be payable at the office or agency maintained for such purpose, or at the option of AEGON Funding Corp., payment of interest may be made by check mailed to the holders of the Notes at their respective addresses set forth in the register of holders of Notes. Until otherwise designated by us, the office or agency maintained for such purpose will be the corporate trust office of the trustee.

FURTHER ISSUES

        AEGON Funding Corp. may, from time to time and without the consent of the holders of the Notes, create and issue additional Notes of a series as part of a further issuance having the same ranking and the same interest rate, maturity and other terms as the Notes, except for the issue price and issue date and, in some cases, the first interest payment date. Any such additional Notes having such similar terms will, together with the Notes, constitute a single series of notes under the Indenture.

        AEGON Funding Corp. may offer additional Notes with original issue discount ("OID") for U.S. federal income tax purposes as part of a further issue of Notes. Purchasers of Notes after the date of any further issue may not be able to differentiate between Notes sold as part of the further issue and previously issued Notes. If AEGON Funding Corp. were to issue Notes with OID as part of a further issue, purchasers of Notes after such further issue may be required to accrue OID (or greater amounts of OID than they would otherwise have accrued) with respect to their Notes. This may affect the price of outstanding Notes following a further issue. Purchasers are advised to consult their own tax advisers with respect to the implications of any future decision by AEGON Funding Corp. to issue Notes with OID as part of a further issue.

        The Notes are not entitled to any sinking fund.

RANKING

        The Notes will be senior unsecured obligations and rank senior to any subordinated indebtedness of AEGON Funding Corp. The Notes will be subordinated to all existing and future secured indebtedness of AEGON Funding Corp. to the extent of the assets securing that indebtedness.

        The indenture does not limit the ability of AEGON Funding Corp. to create additional indebtedness or to secure any such indebtedness with additional assets. As of the date hereof, AEGON Funding Corp. had no debt to third parties outstanding.

        The guarantees will be senior unsecured obligations of AEGON N.V. The indenture does not limit our ability to create additional indebtedness or to secure such indebtedness with additional assets. If AEGON N.V. incurs additional indebtedness and secures such indebtedness with its assets, your rights to receive payments under the guarantees will be junior to the rights of the holders of such future secured indebtedness. The subsidiaries of AEGON N.V. are separate and distinct legal entities, and have no obligation to pay any amounts due on the guarantees or to provide us with funds for its payment obligations. Our right to receive any assets of any of our subsidiaries, as an equity holder of such subsidiaries, upon their liquidation or reorganization, and therefore the right of the holders of the Notes to participate in those assets through the guarantees, will be effectively subordinated to the claims of that subsidiary's creditors, including obligations to policyholders. The guarantees do not restrict the ability of our subsidiaries to incur additional indebtedness or other liabilities. In addition, the guarantees are unsecured. Thus, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

LIMITATION ON LIENS

        The provisions of the Indenture described in the accompanying prospectus under "Description of Debt Securities—Limitation on Liens" will apply to the Notes.

PAYMENT OF ADDITIONAL AMOUNTS

        If any deduction or withholding for any current or future taxes or governmental charges of the Netherlands is required, AEGON Funding Corp. and AEGON N.V., as guarantor, have agreed to pay Additional Amounts as described under "Description of Debt Securities—Payment of Additional Amounts" in the accompanying prospectus.

REDEMPTION

        AEGON Funding Corp. may redeem the Notes in whole or in part, at its option, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the applicable Remaining Scheduled Payments discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus            basis points, together with, in each case, accrued interest on the principal amount of the Notes to be redeemed to the date of redemption.

        In connection with such optional redemption the following defined terms apply:

        "Treasury Rate" means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

        "Business Day" means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which commercial banks are open for business in New York, New York.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed.

        "Comparable Treasury Price" means (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Independent Investment Banker" means either Banc of America Securities LLC, Barclays Capital Inc. or Deutsche Bank Securities Inc. and their respective successors, or if such firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the trustee after consultation with us.

        "Reference Treasury Dealer" means (1) each of Banc of America Securities LLC, Barclays Capital Inc. and Deutsche Bank Securities Inc. or their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City, which we refer to as a "Primary Treasury Dealer," we will substitute another Primary Treasury Dealer and (2) any two other Primary Treasury Dealers selected by the Independent Investment Banker after consultation with us.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

        "Remaining Scheduled Payments" means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related date of redemption but for such redemption, provided, however, that, if that date of redemption is not an interest payment date with respect to such Notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that date of redemption.

        If AEGON Funding Corp. is required to pay Additional Amounts as a result of any amendment to or change in the laws of the Netherlands or in the application or official interpretation of such laws it will have the right to redeem the Notes in whole, but not in part, as described under "Description of Debt Securities—Tax Redemption" in the accompanying prospectus.

        Notice of any optional redemption will be mailed at least 15 days, but not more than 60 days, before the redemption date to each holder of Notes to be redeemed at the address for such holder appearing in the security register relating to the Notes. Unless AEGON Funding Corp. defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Notes or portions thereof called for redemption.

        Unless otherwise redeemed, the Notes will mature at par on December 15, 2020.

DEFEASANCE

        AEGON Funding Corp. may discharge or defease the Notes as described under "Description of Debt Securities—Defeasance" in the accompanying prospectus.

BOOK-ENTRY SYSTEM; DELIVERY AND FORM

General

        The Notes will initially be represented by one or more Global Securities in registered form, without coupons attached. They will be deposited with or on behalf of The Depository Trust Company, DTC, or its nominee and registered in the name of Cede & Co., as nominee of DTC. Until the Notes are exchanged for definitive securities, the Global Securities may not be transferred except as a whole by DTC to a nominee or a successor of DTC.

        The Notes will be accepted for clearance by DTC, Euroclear and Clearstream, Luxembourg. The initial distribution of the Notes will be cleared through DTC only. Beneficial interests in the Global Securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear Bank SA/NV, or

Euroclear, and Clearstream Banking, société anonyme, or Clearstream, Luxembourg. Owners of beneficial interests in the Notes will receive all payments relating to their Notes in U.S. dollars.

        The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

        So long as DTC, or its nominee, is the holder of the Global Securities, it will be considered the sole holder of the Global Securities for all purposes under the Indenture. Except as described below under "Issuance of Definitive Securities," no participant, indirect participant or other person will be entitled to have Notes registered in its name, receive or be entitled to receive physical delivery of Notes in definitive form or be considered the owner or holder of Notes under the Indenture. Each person having an ownership or other interest in Notes must rely on the procedures of DTC, Euroclear and Clearstream, Luxembourg, and, if a person is not a participant or another securities intermediary through which that person owns its interest, exercise any rights and obligations of a holder under the Indenture or the Notes. See also "Description of Debt Securities—Global Securities" in the accompanying prospectus.

        For more information about DTC, Euroclear and Clearstream see "Description of Debt Securities—Global Securities" in the accompanying prospectus.

ISSUANCE OF DEFINITIVE SECURITIES

        So long as DTC holds the Global Securities, the Global Securities will not be exchangeable for definitive securities unless:

  •
  DTC notifies the trustee that it is unwilling or unable to continue to hold the book-entry Notes or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the trustee does not appoint a successor to DTC which is registered under the Securities Exchange Act of 1934, as amended, within 120 days; or

  •
  at any time we determine in our sole discretion that the global securities representing the Notes should be exchanged for definitive Notes in registered form.

        Each person having an ownership or other interest in Notes must rely exclusively on the rules and procedures of DTC, Euroclear or Clearstream, Luxembourg, as the case may be, and any agreement with any participant of DTC, Euroclear or Clearstream, Luxembourg, as the case may be, or any other securities intermediary through which that person holds its interest to receive or direct the delivery or possession of any definitive security.

        Definitive securities will be issued in registered form only in denominations of $1,000 and any integral multiples thereof. To the extent permitted by law, we and the trustee are entitled to treat the person in whose name any definitive security is registered as its absolute owner.

        Payments in respect of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register. Payments will be made in respect of the Notes by transfer to the holder's account in New York.

        If we issue definitive securities in exchange for Global Securities, DTC, as holder of the Global Securities, will surrender it against receipt of the definitive securities, cancel the book-entry securities, and distribute the definitive securities to the persons in the amounts that DTC specifies.

        If definitive securities are issued in the limited circumstances described above, those definitive securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of the trustee. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor. For more information regarding the transfer and exchange of definitive securities see "Description of Debt Securities—Form, Exchange and Transfer" in the accompanying prospectus.

THE TRUSTEE; PAYING AGENT AND TRANSFER AGENT

        Citibank, N.A. is the trustee under the Indenture. The trustee and its affiliates also perform certain commercial and investment banking services for us, for which they receive customary fees, and may serve as trustee pursuant to indentures and other instruments entered into by us or trusts established by us in connection with future issues of securities. The trustee will be the paying agent and transfer agent for the Notes.

        The Indenture contains provisions for the indemnification of the trustee and for its relief from responsibility, including provisions relieving it from taking any action unless indemnified to its satisfaction. The trustee is entitled to enter into business transactions with us, without accounting for any profit resulting therefrom.

GOVERNING LAW

        The Notes, the guarantees and the related Indenture will be governed by, and construed in accordance with, the laws of the State of New York.

TAXATION IN THE UNITED STATES

        The following is a general summary of certain U.S. federal income tax consequences that may be relevant with respect to the purchase, ownership and disposition of the Notes. In general, this summary assumes that holders acquire the Notes at original issuance and will hold the Notes as capital assets. It does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase Notes. In particular, it does not discuss special tax considerations that may apply to certain types of taxpayers, including, without limitation, the following:

  •
  financial institutions;

  •
  insurance companies;

  •
  dealers or traders in stocks, securities, notional principal contracts or currencies;

  •
  tax-exempt entities;

  •
  real estate investment trusts;

  •
  regulated investment companies;

  •
  persons that will hold Notes as part of a "hedging" or "conversion" transaction or as a position in a "straddle" or as part of a "synthetic security" or other integrated transaction for U.S. federal income tax purposes;

  •
  persons that own (or are deemed to own) 10 per cent. or more of our voting shares;

  •
  partnerships, pass-through entities, or persons that hold Notes through partnerships or pass-through entities; and

  •
  persons that have a "functional currency" other than the U.S. dollar.

        In addition, this summary does not address alternative minimum tax consequences or the indirect effects on the holders of interests in a holder of Notes. This summary also does not describe any tax consequences arising under the laws of any taxing jurisdiction other than the U.S. federal government.

        Each prospective investor should consult its own tax adviser with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning or disposing of Notes.

        This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations and judicial and administrative interpretations thereof, in each case as in effect or available on the date of this Prospectus Supplement. All of the foregoing are subject to change, and any such change may apply retroactively and could affect the tax consequences described below.

        As used in this section, the term "U.S. Holder" means a beneficial owner of Notes that is for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States or any state thereof (including the District of Columbia);

  •
  any estate the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  any trust if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust.

        If a partnership holds Notes, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding Notes should consult their own tax advisers. A "Non-U.S. Holder" is a beneficial owner of Notes that is not a U.S. Holder.

TAXATION OF THE NOTES

Tax Consequences to U.S. Holders

Payments of Interest

        Interest paid on the Notes will be taxable to you as ordinary interest income at the time it is received or accrued, depending on your method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Retirement or Other Disposition of the Notes

        You will generally recognize gain or loss on the sale, exchange, retirement or other disposition of a Note equal to the difference between the amount realized (other than accrued interest which will be treated as such as described above under "—Payments of Interest") on the sale, exchange, retirement or other disposition and your tax basis in the Note. Your tax basis in a Note will generally equal its cost. Any gain or loss recognized by you on the sale, exchange, retirement or other disposition of a Note would generally be U.S. source capital gain or loss. Prospective investors should consult their own tax advisers with respect to the treatment of capital gains (which may be taxed at lower rates than ordinary income for taxpayers who are individuals, trusts or estates that have held the Notes for more than one year) and capital losses (the deductibility of which is subject to limitations).

Information Reporting and Backup Withholding

        Information reporting and backup withholding requirements may apply to certain payments on the Notes and proceeds of the sale, exchange or other disposition of the Notes. You may be subject to backup withholding if you fail to furnish (usually on IRS Form W-9) your taxpayer identification number, to certify that you are not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Certain U.S. Holders (including, among others, corporations) are not subject to the backup withholding and information reporting requirements. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you generally may be refunded or claimed as a credit against your U.S. federal income tax liability, provided that the required information is furnished to the IRS. Prospective investors in the Notes should consult their own tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Tax Consequences to Non-U.S. Holders

Withholding Taxes

        For an exemption from U.S. withholding taxes on payments of interest to apply to you with respect to the Notes, you must meet one of the following requirements

  •
  You provide your name, address, and a signed statement that you are the beneficial owner of the Notes and are not a U.S. Holder. This statement is generally made on IRS Form W-8BEN and is provided to the bank, broker, or other intermediary through which you hold your Notes;

  •
  You hold the notes directly through a "qualified intermediary", and the qualified intermediary has sufficient information in its files indicating that you are not a U.S. Holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office, and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures;

  •
  You or your agent claim an exemption from withholding tax under an applicable tax treaty. This claim is generally made on IRS Form W-8BEN. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files; or

  •
  You or your agent claim an exemption from withholding tax on the ground that the income is effectively connected with the conduct of a trade or business in the United States and is not exempt from U.S. tax under a tax treaty. This claim is generally made on IRS Form W-8ECI.

        You should consult your tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if:

  •
  The person receiving the applicable form has actual knowledge that the statements on the form are false;

  •
  The IRS notifies the withholding agent that information that you or an intermediary provided concerning your status is false; or

  •
  An intermediary through which you hold the Notes fails to comply with the procedures necessary to avoid withholding taxes on the Notes. In particular, an intermediary is generally required to forward a copy of your Form W-8BEN (or other documentary evidence concerning your status) to the withholding agent for the Notes unless such intermediary is a qualified intermediary.

Sale, Exchange or Retirement of Notes

        If you sell, exchange or redeem Notes, you will generally not be subject to U.S. federal income tax on any gain, unless one of the following applies:

  •
  the gain is connected with a trade or business that you conduct in the United States;

  •
  you are an individual, you are present in the United States for at least 183 days during the year in which you dispose of the Notes, and certain other conditions are satisfied; or

  •
  the gain represents accrued interest, in which case the rules described above with respect to the withholding of taxes on payments of interest would apply.

U.S. Trade or Business

        If you hold your Notes in connection with a trade or business that you are conducting in the United States, any interest on the Notes and any gain from a disposition of the Notes generally will be subject to income tax as if you were a U.S. Holder, and if you are a corporation, you may be subject to the "branch profits tax" on your earnings that are connected with your U.S. trade or business, including earnings from the Notes. This tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

Information Reporting and Backup Withholding

        United States rules concerning information reporting and backup withholding are described above. These rules apply to Non-U.S. Holders as follows:

        If you provide the tax certifications needed to avoid withholding tax on interest, as described above, principal and interest payments received by you will automatically be exempt from U.S. information reporting requirements and backup withholding. The exemption does not apply if the recipient of the applicable form knows that the form is false, in which case interest payments made to you will be reported to the IRS. Sales proceeds you receive on a sale of your Notes through a broker may be subject to information reporting and backup withholding if you are not eligible for an exemption. In particular, information reporting and backup withholding may apply if you use the U.S. office of a broker, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the United States. You should consult your tax adviser concerning the application of the information reporting and backup withholding rules.

        Prospective investors should consult legal and tax advisers in the countries of their citizenship, residence and domicile to determine the possible tax consequences of purchasing, holding, selling and redeeming Notes under the laws of their respective jurisdictions.

NETHERLANDS TAXATION

        The following summary describes the principal Netherlands tax consequences of the acquisition, holding, redemption and disposal of an interest in the Notes. This summary does not purport to be a comprehensive description of all Netherlands tax considerations that may be relevant to a decision to acquire, to hold and to dispose of the Notes. You should consult a professional tax adviser with respect to the tax consequences of an investment in the Notes. The discussion of certain Netherlands taxes set forth below is included for general information purposes only.

        This summary is based on the Netherlands tax legislation, published case law, treaties, rules, regulations and similar documentation as currently in effect, without prejudice to any amendments introduced at a later date and implemented with retroactive effect.

        This summary does not address the Netherlands tax consequences of a holder of the Notes who holds a substantial interest (aanmerkelijk belang) in AEGON N.V. within the meaning of Section 4.3 of the Income Tax Act 2001. Generally speaking, a holder holds a substantial interest in AEGON N.V. if such holder, alone or together with his or her partner (statutory defined term) or certain other related persons where the holder is an individual, directly or indirectly, holds (i) an interest of 5% or more of the total issued capital of AEGON N.V. or of 5% or more of the issued capital of a certain class of shares of AEGON N.V. (ii) rights to acquire, directly or indirectly, such interest or (iii) certain profit sharing rights in AEGON N.V.

WITHHOLDING TAX

        All payments AEGON Funding Corp. makes in respect of the Notes and AEGON N.V. makes in respect of the guarantee can be made without withholding or deduction for or on account of any taxes, duties or charges that are or may be withheld or assessed by the Dutch tax authorities or any political subdivision thereof or therein or any of their representatives, agents or delegates.

TAXES ON INCOME AND CAPITAL GAINS

Residents of the Netherlands

        A holder of a Note who is a resident of the Netherlands and who is subject to Dutch corporate income tax will generally be taxed in the Netherlands on income derived from such Note, or on gain realized on the disposal or redemption of such Note.

        An individual holder of a Note who is a resident or a deemed resident of the Netherlands or has opted to be treated as a resident of the Netherlands, will be subject to Dutch individual income tax on income received from a Note as well as gain realized on the disposal or redemption of such Note at progressive personal income tax rates up to 52% (2005 rate) if:

          (a)   the individual has an enterprise or an interest in an enterprise, to which such Note is attributable; or

          (b)   such income or gain qualifies as income from miscellaneous activities (resultaat uit overige werkzaamheden), which includes activities with respect to the Note that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

        If neither condition described above applies to the individual holder, the actual income derived from a Note and the actual gains realized with respect to a Note will not be taxable. Instead, such a holder will be taxed at a flat rate of 30% on deemed income from "savings and investments" (sparen en beleggen) within the meaning of Section 5.1 of the Income Tax Act 2001. This deemed income amounts to 4% of the average of (i) the individual's "yield basis" (rendementsgrondslag) within the meaning of article 5.3 of the Income Tax Act 2001 at the beginning of the calendar year and (ii) the individual's yield basis at the end of the calendar year, insofar as the average exceeds a certain threshold. The fair market value of the Note will be included in the individual's yield basis.

Non-residents of the Netherlands

        A holder of a Note who is neither resident nor deemed to be resident in the Netherlands nor has opted to be treated as a resident of the Netherlands who receives income from a Note, or who realizes a gain on the disposal or redemption of a Note, will not be subject to Dutch taxation on income or capital gains, unless:

          (a)   such income or gain is attributable to an enterprise or part thereof which is carried on through a permanent establishment or a permanent representative in the Netherlands; or

          (b)   the holder is an individual, and such income or gain qualifies as income from miscellaneous activities in the Netherlands (resultaat uit overige werkzaamheden in Nederland), which includes activities with respect to the Note that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

TAXATION OF GIFTS AND INHERITANCES

Residents of the Netherlands

        Generally, gift and inheritance tax will be due in the Netherlands in respect of the acquisition of a Note by way of a gift by, or on the death of, a holder of a Note who is a resident or deemed to be a resident of the Netherlands for the purposes of Dutch gift and inheritance tax at the date of the gift or his or her death.

        An individual of Dutch nationality is deemed to be a resident of the Netherlands for the purposes of Dutch gift and inheritance tax if he or she has been resident in the Netherlands at any time during the 10 years preceding the date of the gift or his or her death. An individual of any other nationality is deemed to be a resident of the Netherlands for the purposes of Dutch gift tax only if he or she has been resident in the Netherlands at any time during the 12 months preceding the date of the gift. The same 12-month rule may apply to any entity that has transferred its seat of residence out of the Netherlands.

Non-Residents of the Netherlands

        There will be no Dutch gift or inheritance tax levied on the acquisition of a Note by way of gift by, or on the death of, a holder of the Note, provided the holder at the time of the gift or time of death is neither a resident nor a deemed resident of the Netherlands, unless:

          (a)   at the time of the gift or death, the Note can be attributed to an enterprise or part thereof which is carried on through a permanent establishment or a permanent representative in the Netherlands; or

          (b)   the holder of the Note dies within 180 days of making the gift, and at the time of death is a resident or deemed resident of the Netherlands.

VALUE ADDED TAX

        No value added tax will be due in the Netherlands in respect of payments made in consideration of the issue of a Note, whether in respect of payments of interest and principal or in respect of the transfer of a Note.

OTHER TAXES

        There will be no registration tax, customs duty, stamp duty, real estate transfer tax or any other similar tax or duty due in the Netherlands in respect of or in connection with the issue, transfer, execution or delivery of the Notes or the performance by AEGON N.V. of its obligations under the relevant documents.

RESIDENCY

        A holder of a Note will not become, and will not be deemed to be, resident in the Netherlands merely by virtue of holding such Note or the execution, performance and/or delivery of any relevant documents.

EUROPEAN UNION SAVINGS DIRECTIVE

        Under EC Council Directive 2003/48/EC on the taxation of savings income, Member States are required, from July 1, 2005, to provide to the tax authorities of another Member State details of payment of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However for a transitional period, Belgium, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries).

        Also with effect from July 1, 2005, a number of non-EU countries including Switzerland, and certain dependent or associated territories of certain Member States have agreed to adopt similar measures (either provision of information or transitional withholding) (a withholding system in the case of Switzerland) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident in a Member State. In addition, the Member States have entered into reciprocal provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a Member State to, or collected by such a person for, an individual resident in one of those territories.

UNDERWRITING

        AEGON Funding Corp. intends to offer the Notes through the underwriters named below for whom Banc of America Securities LLC, Barclays Capital Inc. and Deutsche Bank Securities Inc. are acting as representatives. Subject to the terms and conditions contained in an underwriting agreement between AEGON Funding Corp., AEGON N.V. and the underwriters, each underwriter has agreed to purchase, and AEGON Funding Corp. has agreed to sell to that underwriter, the principal amount of the Notes listed opposite the underwriter's name below.

Underwriter	Principal Amount of Notes
Banc of America Securities LLC	$
Barclays Capital Inc.
Deutsche Bank Securities Inc.
BNP Paribas Securities Corp.
Citigroup Global Markets Inc.
Lehman Brothers Inc.
Greenwich Capital Markets, Inc.
Total	$

        The underwriters have agreed to purchase all of the Notes sold pursuant to the underwriting agreement if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the underwriting commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        AEGON Funding Corp. and AEGON N.V. have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

COMMISSIONS AND DISCOUNTS

        The underwriters have advised us that they propose initially to offer the Notes to the public at the public offering price on the cover page of this prospectus supplement, and to dealers at that price less a concession not in excess of            % of the principal amount of the Notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of            % of the principal amount of the Notes to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

        The following table shows the public offering price, underwriting discount and proceeds before expenses to AEGON Funding Corp.

Per Note
Public offering price	$
Underwriting discount(1)	$
Proceeds to us	$

        AEGON Funding Corp. estimates that its expenses and the expenses of AEGON N.V. in connection with the offering of the Notes, not including the underwriting discount, will be approximately $                                           in the aggregate. The underwriters have agreed to reimburse AEGON Funding Corp. and AEGON N.V. for certain of these expenses.

PRICE STABILIZATION AND SHORT POSITIONS

        In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the Notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the Notes. If the underwriters create a short position in the Notes in connection with the offering, i.e., if they sell more Notes than are on the cover page of this prospectus, the underwriters may reduce that short position by purchasing Notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

        Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

OTHER RELATIONSHIPS

        Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with AEGON. They have received, and may receive, customary fees, expenses and commissions for these transactions.

SELLING RESTRICTIONS

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of Notes to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State:

          (a)   in the period beginning on the date of publication of a prospectus in relation to those Notes which has been approved by the competent authority in that Relevant Member State in accordance with the Prospectus Directive and/or, where appropriate, published in another Relevant Member State and notified to the competent authority in that Relevant Member State in accordance with Article 18 of the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

          (b)   at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (c)   at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

          (d)   at any time in any other circumstances which do not require the publication by AEGON Funding Corp. of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of Notes to the public" in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

        Each underwriter has represented and agreed that:

  •
  it has complied and will comply with all applicable provisions of the Regulations and of the Financial Services and Markets Act 2000 (the "FSMA") with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply.

General

        Each underwriter has represented and agreed that it will not take any action (including without limitation, the possession or distribution of the accompanying prospectus, this prospectus supplement or any other offering document or any publicity or other material relating to the Notes) in any country or jurisdiction outside of the United States where such action would (i) result in any violation of applicable law or (ii) cause the issuance of the Notes to be considered an offering to the public under applicable law.

SETTLEMENT

        It is expected that delivery of the Notes will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of pricing of the Notes (such settlement cycle being herein referred to as "T+5"). Trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next business day will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade certificates on the date of pricing or the next business day should consult their own advisors.

LEGAL MATTERS

        Certain legal matters in connection with this offering will be passed upon for us by Allen & Overy LLP, New York, New York and Amsterdam, The Netherlands. Certain legal matters in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell, London, England.

EXPERTS

        Ernst & Young Accountants, independent registered public accounting firm, have audited our consolidated financial statements and schedules included in our annual report on Form 20-F for the year ended December 31, 2004, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young Accountants' report, given on their authority as experts in accounting and auditing.

PROSPECTUS

AEGON N.V.

(a Netherlands public company with limited liability)

and

AEGON Funding Corp.

(a Delaware corporation)

and

AEGON Funding Corp. II

(a Delaware corporation)

U.S. $4,000,000,000

        AEGON N.V. may offer its common shares and senior or subordinated debt securities, including debt securities convertible or exchangeable into its common shares, for sale through this prospectus.

        AEGON Funding Corp. and AEGON Funding Corp. II may offer senior or subordinated debt securities guaranteed by AEGON N.V. for sale through this prospectus.

        We may offer these securities from time to time in one or more offerings with a total initial offering price of up to U.S. $4,000,000,000. We may also offer any combination of these securities.

        We will provide the specific terms of the securities that we are offering in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 20, 2005.

i

FORWARD-LOOKING STATEMENTS

        The statements contained and incorporated by reference in this prospectus and any accompanying prospectus supplement that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "intend," "may," "expect," "anticipate," "predict," "project," "counting on," "plan," "continue," "want," "forecast," "should," "would," "is confident" and "will" and similar expressions as they relate to us are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. We undertake no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. All forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from expectations, including, but not limited to, the following:

  •
  changes in general economic conditions, particularly in the United States, the Netherlands and the United Kingdom;

  •
  changes in the performance of financial markets, including emerging markets, such as:

  •
  the frequency and severity of defaults by issuers in our fixed income investment portfolios; and

  •
  the effects of corporate bankruptcies and/or accounting restatements on the financial markets and the resulting decline in value of equity and debt securities we hold;

  •
  the frequency and severity of insured loss events;

  •
  changes affecting mortality, morbidity and other factors that may affect the profitability of our insurance products;

  •
  changes affecting interest rate levels, continuing low interest rate levels and rapidly increasing interest rate levels;

  •
  changes affecting currency exchange rates, including the euro/U.S. dollar and euro/UK pound exchange rates;

  •
  increasing levels of competition in the United States, the Netherlands, the United Kingdom and emerging markets;

  •
  changes in laws and regulations, particularly those affecting our operations, the products we sell and the attractiveness of certain products to our customers;

  •
  regulatory changes relating to the insurance industry in the jurisdictions in which we operate;

  •
  acts of God, acts of terrorism and acts of war;

  •
  changes in the policies of central banks and/or foreign governments;

  •
  litigation or regulatory action that could require us to pay significant damages or change the way we do business;

  •
  customer responsiveness to both new products and distribution channels;

  •
  competitive, legal, regulatory or tax changes that affect the distribution cost of or demand for our products;

  •
  our failure to achieve anticipated levels of earnings or operational efficiencies as well as other cost-saving initiatives; and

  •
  changes in our reported results of operations or financial condition as a result of the adoption by us of International Financial Reporting Standards.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing the "shelf" registration process. Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities. The prospectus supplement may also add to or update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under "Where You Can Find More Information About Us."

AEGON N.V.

        AEGON N.V., domiciled in the Netherlands, is a limited liability stock company organized under Dutch law. AEGON N.V., through its member companies, is a leading international insurance group with its headquarters in The Hague. Its common shares are listed in Amsterdam (Euronext), New York (NYSE), Frankfurt, London, Tokyo and Zurich (SWX). AEGON N.V.'s businesses focus primarily on life insurance, pensions, savings and investment products. AEGON N.V. is also active in accident and supplemental health insurance and general insurance and has limited banking activities. AEGON N.V.'s three major markets are the United States, the Netherlands and the United Kingdom. In addition, AEGON N.V. is present in a number of other countries including Canada, Hungary, Slovakia, Spain and Taiwan. AEGON N.V. is also active in China. New products and service initiatives are developed by local business units with a continuous focus on cost control, using a multi-brand, multi-channel distribution approach to meet customers' needs. AEGON N.V.'s headquarters are located at AEGONplein 50, P.O. Box 202, 2501 CE The Hague, The Netherlands, telephone: 011-31-70-344-83-05.

AEGON FUNDING CORP.

        AEGON Funding Corp. (AFC) was incorporated on May 21, 1999 under the laws of the State of Delaware. AFC is an indirect wholly owned subsidiary of AEGON N.V. and has no subsidiaries of its own.

        AFC was established as a financing vehicle to be used to raise funds for the U.S. subsidiaries of AEGON N.V.. AFC's registered office is at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, and the telephone number of this office is 1-302-658-7581.

AEGON FUNDING CORP. II

        AEGON Funding Corp. II (AFC II) was incorporated on September 19, 2000 under the laws of the State of Delaware. AFC II is an indirect wholly owned subsidiary of AEGON N.V. and has no subsidiaries of its own.

        AFC II was established as a financing vehicle to be used to raise funds for the U.S. subsidiaries of AEGON N.V. AFC II's registered office is at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, and the telephone number of this office is 1-302-658-7581.

WHERE CAN YOU FIND MORE INFORMATION ABOUT US

        We file annual reports with and furnish other information to the U.S. Securities and Exchange Commission ("SEC"). You may read and copy any document that we have filed with or furnished to the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Our SEC filings are also available to the public through the SEC's web site at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room in Washington, D.C. and in other locations.

INCORPORATION OF CERTAIN INFORMATION WE FILE WITH THE SEC

        As permitted by the SEC, this prospectus and the accompanying prospectus supplement do not contain all the information you can find in our registration statement or the exhibits to the registration statement. The SEC allows us to "incorporate by reference" information into this prospectus and the accompanying prospectus supplement, which means that:

  •
  incorporated documents are considered part of this prospectus and the accompanying prospectus supplement;

  •
  we can disclose important information to you by referring you to those documents;

  •
  information that we file with the SEC after the date of this prospectus that is incorporated by reference in this prospectus and the accompanying prospectus supplement automatically updates and supersedes this prospectus and the accompanying prospectus supplement; and

  •
  information that is more recent that is included in this prospectus and the accompanying prospectus supplement automatically updates and supersedes information in documents incorporated by reference with a date earlier than this prospectus.

        We incorporate by reference into this prospectus and the accompanying prospectus supplement our documents listed below:

  •
  Annual Report on Form 20-F for the fiscal year ended December 31, 2004;

  •
  Report on Form 6-K furnished to the SEC on April 18, 2005 relating to our 2004 financial results under IFRS;

  •
  Report on Form 6-K furnished to the SEC on April 18, 2005 relating to the sale of a German subsidiary;

  •
  Report on Form 6-K furnished to the SEC on April 22, 2005;

  •
  Report on Form 6-K furnished to the SEC on April 28, 2005;

  •
  Report on Form 6-K furnished to the SEC on May 2, 2005;

  •
  Report on Form 6-K furnished to the SEC on May 10, 2005;

  •
  Report on Form 6-K furnished to the SEC on May 12, 2005; and

  •
  each of the following documents that we file with or furnish to the SEC after the date of this prospectus supplement from now until we terminate the offering of securities under this prospectus supplement, the accompanying prospectus and the registration statement:

  •
  reports filed under Section 13(a), 13(c) or 15(d) of the Exchange Act, and

  •
  reports filed or furnished on Form 6-K that indicate that they are incorporated by reference in this prospectus.

        These documents contain important information about us and our financial condition. You may obtain copies of these documents in the manner described above. You may also request a copy of these filings (excluding exhibits) at no cost by contacting us as follows:

Investor Relations	Investor Relations
AEGON N.V.	AEGON USA, Inc.
P.O. Box 202	1111 North Charles Street
2501 CE The Hague	Baltimore, MD 21201
The Netherlands	USA
Tel: 011-31-70-344-8305	Tel: 1-410-576-4577
Fax: 011-31-70-383-2773	Fax: 1-410-347-8685
E-mail: groupir@aegon.com	E-mail: ir@aegonusa.com

FINANCIAL AND EXCHANGE RATE INFORMATION

        Except as otherwise noted, we present the financial statement amounts in this prospectus and in the documents incorporated by reference in this prospectus in accordance with generally accepted accounting principles in the Netherlands ("DAP") for financial information concerning periods prior to January 1, 2005 and in accordance with International Financial Reporting Standards ("IFRS") for financial information concerning periods after January 1, 2005, each of which differs in significant respects from generally accepted accounting principles in the U.S. (U.S. GAAP). For a discussion of the principal differences between DAP, IFRS and U.S. GAAP relevant to us, please refer to our press release reporting preliminary 2004 IFRS comparative results, furnished to the SEC on Form 6-K on April 18, 2005, our press release reporting first quarter 2005 results on an IFRS basis, furnished to the SEC on Form 6-K on May 12, 2005, and Item 5 in our annual report on Form 20-F for the year ended December 31, 2004, beginning on page 59 thereof.

        We have derived the financial data in this prospectus presenting year-end figures from audited financial statements of AEGON. We have derived all financial data in this prospectus presenting interim figures from unaudited financial statements.

USE OF PROCEEDS

        Unless otherwise set forth in the applicable prospectus supplement, we intend to use the proceeds from the sale of securities offered through this prospectus for the AEGON Group's general corporate purposes, which include financing our operations, debt repayment and refinancing, capital expenditures and acquisitions. The specific purpose of any individual issuance of securities will be described in the applicable prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES

        AEGON N.V. is a Dutch company located in the Netherlands. Many of our directors and officers are residents of the Netherlands or countries other than the United States. In addition, although we have substantial assets in the United States, a large portion of our assets and the assets of our directors and officers are located outside of the United States. As a result, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S. Federal securities laws:

  •
  to effect service of process within the United States upon AEGON N.V. and our directors and officers located outside the United States;

  •
  to enforce in U.S. courts or outside the United States judgments obtained against those persons in U.S. courts;

  •
  to enforce in U.S. courts judgments obtained against those persons in courts in jurisdictions outside the United States; and

  •
  to enforce against those persons in the Netherlands, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon U.S. Federal securities laws.

        The United States and the Netherlands do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters, except arbitration awards. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not based solely upon the federal securities laws, would not be directly enforceable in the Netherlands. However, if the party in whose favor a final judgment is rendered brings a new suit in a competent court in the Netherlands, such party may submit to the Dutch court the final judgment that has been rendered in the United States. If the Dutch court finds that the jurisdiction of the federal or state court in the United States has been based on grounds that are internationally acceptable and that proper legal procedures have been observed, the court in the Netherlands would, in principle, give binding effect to the final judgment that has been rendered in the United States unless such judgment contravenes Dutch public policy.

        A shareholder of a company incorporated under the laws of the Netherlands cannot sue individual members of the Supervisory Board or Executive Board derivatively; that is, in the name of and for the benefit of AEGON N.V. Moreover, under Dutch law, the duties owed by members of our Supervisory Board and our Executive Board are owed primarily to AEGON N.V., not to our shareholders. This may limit the rights of the shareholders of a Dutch company to sue members of its supervisory or executive boards. Dutch law does not specifically provide for class action suits, such as a suit by one shareholder for his benefit and the benefit of others similarly situated against a company or its supervisory or executive directors.

DESCRIPTION OF CAPITAL STOCK OF AEGON N.V.

        The following is a summary of the terms of AEGON N.V.'s capital stock, including brief descriptions of provisions contained in the Articles of Incorporation of AEGON N.V., as amended on July 17, 1995, May 15, 1998, May 30, 2000 and May 26, 2003. These summaries and descriptions do not purport to be complete statements of these provisions.

SHARE CAPITAL

        The authorized capital stock of AEGON N.V. consists of 3,000,000,000 common shares, par value EUR 0.12 per share, and 1,000,000,000 preferred shares, par value EUR 0.25 per share, of which 500,000,000 are designated class A preferred shares and 500,000,000 are designated class B preferred shares. As of December 31, 2004, 1,552,685,053 common shares, 211,680,000 class A preferred shares and 16,900,000 class B preferred shares were issued and outstanding.

GENERAL

        All of AEGON N.V.'s issued common shares are fully paid and not subject to calls for additional payments of any kind. The common shares are held in bearer and registered form. Holders of New York Shares hold their common shares in registered form.

DIVIDENDS

        Under Dutch law and AEGON N.V.'s Articles of Incorporation, the holders of AEGON N.V. common shares are entitled to payment of dividends out of the profits remaining after the creation of a reserve account, if any. Preferred dividends are payable on the capital actually paid in on the preferred shares at a percentage, on an annual basis, which will be equal to the European Central Bank's fixed interest percentage for basic refinancing transactions, to be increased by 1.75 percentage points, all applicable to the first day of trading on Euronext Amsterdam in the financial year to which the dividend relates. The AEGON Executive Board may determine the dividend payment date for the AEGON N.V. common shares and preferred shares, which may vary for registered and bearer shares, the record date for payment applicable to holders of registered AEGON N.V. common shares and, with the approval of the AEGON Supervisory Board, the currency or currencies in which dividends will be paid. For dividends on New York Shares, therefore, AEGON is empowered to make payment in U.S. dollars.

VOTING RIGHTS AND APPOINTMENT OF SUPERVISORY AND EXECUTIVE BOARDS

        General Meeting of Shareholders.    All holders of AEGON N.V. common shares and preferred shares are entitled to attend personally or by proxy any general meeting of shareholders upon compliance with the procedures hereinafter mentioned. A holder of AEGON N.V. common shares is entitled to one vote for each share held by such holder and represented at the meeting. However, a holder of preferred shares is entitled, instead of casting one vote per preferred share, to cast such number of votes as are equal to the number of preferred shares held multiplied by twenty-five-twelfths (25/12), provided that any resulting fraction of a vote is disregarded. AEGON N.V. and Vereniging AEGON have entered into a preferred shares voting rights agreement, pursuant to which Vereniging AEGON has voluntarily waived its right to cast 25/12 votes per class A or class B preferred share. Instead, Vereniging AEGON has agreed to exercise only one vote per preferred share, except in the event of a "special cause," such as the acquisition of a 15% interest in AEGON N.V., a tender offer for AEGON N.V. shares or a proposed business combination by any person or group of persons whether individually or as a group, other than in a transaction approved by the Executive Board and the Supervisory Board. If, in its sole discretion, Vereniging AEGON determines that a "special cause" has occurred, Vereniging AEGON will notify the General Meeting of Shareholders and retain its right to exercise the full voting power of 25/12 votes per preferred share for a limited period of six months.

        A general meeting of shareholders is required to be held not later than June 30 of each year. General meetings of shareholders are called by the AEGON Supervisory Board or the AEGON Executive Board and are required to be held in The Hague, The Netherlands or certain other cities in the Netherlands. In order to attend a general meeting of shareholders, holders of bearer shares must deposit their share certificates with one of the depositaries designated in the notice of the meeting. The holders of registered shares are required to notify AEGON in writing prior to the date specified in the notice of a general meeting of the shareholders of their desire to attend the meeting in person or by proxy and must specify the serial numbers of their share certificates, if any. Action is taken at such meetings by an absolute majority of the votes cast unless a larger majority is explicitly provided by law or by the Articles of Incorporation.

        Major Shareholders of AEGON N.V.    As of December 31, 2004, Vereniging AEGON held approximately 12% of the common shares and 100% of the preferred shares of AEGON N.V. These holdings give Vereniging AEGON approximately 23% of AEGON N.V.'s voting shares. In the event of a "special cause," as describe above, Vereniging AEGON's voting rights will increase to currently 32.35% for up to six months per "special cause." Vereniging AEGON is a membership association under Dutch law. One of the principal characteristics of a membership association is that it has no share capital. The objective of Vereniging AEGON is the balanced representation of the interests of AEGON N.V. and all of its stockholders, AEGON group companies, insured parties, employees and other constituencies of the AEGON group. The table below shows the ownership percentage of Vereniging AEGON as of December 31, 2004.

Title of Class	Number Owned	Percent of Class
Common Shares	171,974,055	12%
Preferred A Shares	211,680,000	100.0%
Preferred B Shares	16,900,000	100.0%

        Vereniging AEGON has two administrative bodies: the general membership and executive committee. The general membership currently consists of 21 individuals who were elected as members of Vereniging AEGON. Of these 21 individuals, 19 represent a broad cross-section of Dutch society, and are called elected members.

        No employee or former employee of AEGON N.V. or its subsidiaries may be elected to the general membership. Of the other two members of the general membership, two are elected from the AEGON Executive Board.

        Appointment of the AEGON Supervisory Board and the AEGON Executive Board. AEGON N.V. has a two-tier management system consisting of an executive board and a supervisory board. Members of the AEGON Supervisory Board are nominated by the AEGON Supervisory Board and are appointed by the general meeting of shareholders. The number of members of the AEGON Supervisory Board is determined from time to time by the AEGON Supervisory Board but may not consist of less than seven members. Members of the AEGON Executive Board are nominated by the AEGON Supervisory Board and are appointed by the general meeting of shareholders. For more information please see "Item 6. Directors, Senior Management and Employees" of AEGON N.V.'s 2004 Annual Report on Form 20-F.

        Shareholder Proposals.    Proposals by shareholders are required to be placed on the agenda of a general meeting of shareholders, but only if such proposals have been signed by the holder or holders of at least 0.1% of issued and outstanding common shares and are submitted to AEGON no earlier than three and no later than two months prior to each general meeting of shareholders, unless in the opinion of the Supervisory Board and the Executive Board there are important AEGON interests which would oppose the adding of such subjects to the agenda.

        Amendment of Articles.    The Articles of Incorporation of AEGON N.V. may be amended at any general meeting of shareholders by an absolute majority of the votes cast. Any such amendment must have been proposed by the AEGON Executive Board which proposal must have been approved by the AEGON Supervisory Board.

        Annual Accounts and Dividends.    The general meeting of the shareholders adopts annually AEGON N.V.'s annual accounts with respect to the previous calendar year.

LIQUIDATION RIGHTS

        In the event of the liquidation of AEGON N.V., the general meeting of shareholders determines the remuneration of the liquidators and of the members of the AEGON Supervisory Board. The assets remaining after payment of all debts, liquidation expenses and taxes are to be distributed first to the holders of preferred shares in the amount of their paid-in capital. The amount left after such payment will be distributed to the holders of AEGON N.V. common shares.

ISSUANCE OF ADDITIONAL RIGHTS

        Shares of AEGON N.V.'s authorized but unissued capital stock may be issued at such times and on such conditions as may be determined at a general meeting of shareholders or by the AEGON Executive Board if authorized by the shareholders. At the general meeting of shareholders of AEGON N.V. held on April 22, 2004, the AEGON Executive Board was designated, for a period of three years effective April 22, 2004, by a resolution approved by the shareholders, as the Company Body which shall, subject to the approval of the AEGON Supervisory Board, be authorized to decide upon the issue of shares and to grant rights to acquire shares up to the maximum amount of the authorized capital. With regard to the issuance of preferred shares, this authority is limited to the issuance of preferred shares to the current holder of preferred shares. The designation described above may only be withdrawn by a resolution of the general meeting of shareholders following a proposal by the AEGON Executive Board which has been approved by the AEGON Supervisory Board.

PREEMPTIVE RIGHTS

        Except in certain instances prescribed by law, the holders of AEGON N.V. common shares have preemptive rights on a pro rata basis to purchase the number of AEGON N.V. common shares to be issued. Holders of AEGON N.V. preferred shares, as such, have no preemptive rights in respect of any AEGON N.V. common shares.

        Preemptive rights in respect of AEGON N.V. common shares may be limited or precluded by a resolution passed by the general meeting of shareholders. In the notice of the meeting, the reasons for the proposal to limit or preclude the preemptive rights in respect of AEGON N.V. common shares and the intended issue price must be explained in writing. Preemptive rights may also be limited or precluded by the AEGON Executive Board if a resolution is passed by the general meeting of shareholders which confers such power on the AEGON Executive Board for a maximum of five years. This power may from time to time be extended, but never for a period longer than five years. A resolution passed at the general meeting of shareholders or taken by the AEGON Executive Board to limit or preclude the preemptive rights in respect of AEGON N.V. common shares requires the approval of the AEGON Supervisory Board. If AEGON N.V. makes a rights offering to the holders of AEGON N.V. common shares, the rights of holders of AEGON N.V.'s New York Shares to exercise the rights so offered is subject to a restriction which permits AEGON N.V. to sell such rights in a manner to be determined by the AEGON Executive Board and to remit the cash proceeds of such sale to such holders if the additional AEGON N.V. common shares are not registered under the Securities Act of 1933, as amended (the "Securities Act").

        At the general meeting of shareholders of AEGON N.V. held on April 22, 2004, the AEGON N.V. Executive Board was designated, for a period of three years effective April 22, 2004, by a resolution approved by the shareholders, as the Company Body which shall, subject to the approval of the AEGON Supervisory Board, be authorized to limit or exclude the preemptive rights of the shareholders with regard to the issuance of shares and the granting of rights to acquire shares. In respect of the issuance of common shares without preemptive rights, the authority given thereby shall be limited to (1) 10% of the capital, plus; (2) 20% of the capital, but only if the issuance happens to occur in connection with the acquisition of an enterprise or a corporation. For the purposes of the designation by the shareholders, the term capital means the par value amount of the common share capital issued at the moment this authority is used for the first time in a certain year.

        The designation described above may only be withdrawn by a resolution of the general meeting of shareholders following a proposal by AEGON N.V.

REPURCHASE BY AEGON N.V. OF ITS OWN SHARES

        Subject to certain restrictions contained in the laws of the Netherlands and AEGON N.V.'s Articles of Incorporation, the AEGON Executive Board may cause AEGON N.V. to purchase its own fully-paid shares, provided that the total number of AEGON N.V. shares so repurchased may not exceed, in the aggregate, 10% of the issued capital. Such purchase may be made only upon authorization by the general meeting of shareholders, which authorization is valid for a maximum of eighteen months and must include the number of shares to be acquired, the way in which they may be acquired and the minimum and maximum purchase price.

CERTIFICATES FOR COMMON STOCK AND THEIR TRANSFER

        Certificates evidencing AEGON N.V. common shares are issuable, subject to the restrictions described below, in bearer or registered form, as the holder may elect. Certificates issued by the New York registrar are in registered form and are printed in the English language ("New York Shares"). Bearer shares are evidenced by certificates printed only in the Dutch language. AEGON N.V. common shares in bearer form and New York Shares may be held by residents as well as non-residents of the Netherlands. Only AEGON N.V. common shares in bearer form may be traded on the Amsterdam, London, Frankfurt, Tokyo and Zurich Stock Exchanges. Only New York Shares may be traded on a stock exchange in the U.S. Upon presentation of a bearer certificate to AEGON N.V.'s Dutch transfer agent, accompanied by a request that the shares evidenced by such certificate be transferred to New York Shares, the Dutch transfer agent will cancel such bearer share and will instruct AEGON N.V.'s New York transfer agent to issue a New York Share certificate evidencing such shares. Similarly, upon presentation to the New York transfer agent of New York Shares accompanied by an appropriate request, the New York transfer agent will cancel such New York Shares and will instruct the Dutch transfer agent to issue a bearer share certificate evidencing such shares. Transfers of AEGON N.V. common shares in bearer form are accomplished by delivery of the share certificates. New York Shares may be transferred on the books of AEGON N.V. at the office of the New York transfer agent by surrendering the New York Shares with the deed of transfer on the New York Shares or in a separate instrument completed in full and signed by the transferor. Upon surrender, AEGON N.V., acting through its New York transfer agent, will either note the transfer on the surrendered New York Shares or issue replacement New York Shares registered in the name of the new owner. In addition, a shareholder is entitled, upon written request to AEGON N.V. and the surrender for cancellation of any share certificate previously issued, to have his name entered in the register of shareholders with respect to the share or shares owned by him and to receive, in lieu of a certificate, a non-negotiable declaration of registration of such share or shares. AEGON N.V. common shares transferred to GPH in the Asset Transfer will be New York Shares.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated using financial information calculated in accordance with generally accepted accounting principles in the Netherlands ("DAP").

Year Ended December 31,
2004	2003	2002		2001	2000
1.8	1.4	—	(1)	1.5	2.5

(1)
The deficiency of our earnings to fixed charges based on DAP was €315,000,000 during 2002.

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated using financial information calculated in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") which differ in certain significant respects from DAP. You can find a description of the significant differences between DAP and U.S. GAAP in note 5 to our consolidated financial statements, which are incorporated by reference from our annual report on Form 20-F for the year ended December 31, 2004.

Year Ended December 31,
2004	2003	2002		2001	2000
1.8	1.7	—	(1)	1.3	1.8

(1)
The deficiency of our earnings to fixed charges based on U.S. GAAP was €841,000,000 during 2002.

        The following table uses financial information derived from accounting policies based on International Financial Reporting Standards as in effect on March 31, 2004 ("IFRS"). It is important to understand that the ratio of earnings to fixed charges for the period indicated in the table below is not comparable to the ratios in the tables above. IFRS differs in significant respects from U.S. GAAP and DAP, including in the treatment of the financial data underlying the ratios of earnings to fixed charges. For a more complete description of the differences between IFRS, U.S. GAAP and DAP, please refer to our press release reporting preliminary 2004 IFRS comparative results, furnished to the SEC on Form 6-K on April 18, 2005, our press release reporting first quarter 2005 results on an IFRS basis, furnished to the SEC on Form 6-K on May 12, 2005, and Item 5 in our annual report on Form 20-F for the year ended December 31, 2004, beginning on page 59 thereof.

Three Months Ended March 31,
2005	2004
2.1	2.2

        For purposes of determining the ratio of earnings to fixed charges, earnings is defined as income before tax plus fixed charges. Fixed charges are calculated by adding (1) interest expensed and capitalized, (2) amortized premiums, discounts and capitalized expenses related to indebtedness, (3) interest on fixed annuities, guaranteed investment contracts and funding agreements, (4) dividends on preferred shares and (5) interest on perpetual capital securities.

DESCRIPTION OF DEBT SECURITIES

        The following is a summary of the general terms of the debt securities. Each time that we issue debt securities pursuant to this prospectus we will file a prospectus supplement with the Securities Exchange Commission that you should read carefully. The prospectus supplement may contain additional terms of those debt securities. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. You should also read the indenture under which we will issue the debt securities, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. The terms of the debt securities include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

GENERAL

        The debt securities will be issued by AEGON, AFC or AFC II, as the case may be, under an indenture with Citibank, N.A., unless specified otherwise in a prospectus supplement.

        Any debt securities issued by AFC or AFC II will be guaranteed by AEGON.

        The total principal amount of debt securities that can be issued under the indenture is unlimited. Except as otherwise provided in the prospectus supplement relating to a particular series of debt securities, the indenture does not limit the amount of other debt, secured or unsecured, that we may issue. We may issue the debt securities in one or more series.

        The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  the issuer of the debt securities, AEGON, AFC or AFC II;

  •
  the price of the debt securities offered;

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  the title of the debt securities;

  •
  the total principal amount of the debt securities;

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  the date or dates, if any, on which the principal of and any premium on the debt securities will be payable;

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  any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

  •
  whether the debt securities are senior or subordinated debt securities;

  •
  the places at which payments of principal and interest are payable;

  •
  the terms of any optional or mandatory redemption, including the price for the redemption;

  •
  any sinking fund provisions;

  •
  whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

  •
  any changes or additions to the events of default or covenants described in this prospectus;

  •
  whether debt securities will be issued as discount securities and the amount of any discount;

  •
  whether the debt securities will be represented by one or more global securities;

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  whether the debt securities will be issued in registered or bearer form, and any restrictions that may apply;

  •
  any terms for the conversion or exchange of the debt securities for other securities of AEGON Group companies or any other entity (including any related cash-out option); and

  •
  any other terms of the debt securities.

        We have the ability under the indenture to "reopen" a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        The senior debt securities will be unsecured, unsubordinated indebtedness and will rank equally with all other unsecured and unsubordinated debt of their issuer. The subordinated debt securities will be unsecured indebtedness and will be subordinated in right of payment to some existing and future debt of their issuer. See "Subordination" below.

        Some of the debt securities may be sold at a substantial discount below their stated principal amount. These debt securities will either bear no interest or will bear interest at a rate which at the time of issuance is below market rates. U.S. Federal income tax consequences and other special considerations applicable to discounted debt securities are discussed below under "Taxation in the United States" and may be discussed further in the prospectus supplement relating to these debt securities.

GUARANTEES

        If AFC or AFC II issues the debt securities, AEGON will fully and unconditionally guarantee the due and punctual payment of the principal of any premium and any interest on those debt securities, when and as these payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantees of senior debt securities will constitute an unsecured, unsubordinated obligation of AEGON and will rank equally with all other unsecured and unsubordinated obligations of AEGON. The guarantees of subordinated debt securities will constitute an unsecured obligation of AEGON and will be subordinated in right of payment to all senior indebtedness of AEGON.

        AEGON will (1) agree that its obligations under the guarantees will be as principal obligor and not merely as surety, and will be enforceable irrespective of any invalidity, irregularity or unenforceability of the guaranteed debt securities or the indenture and (2) waive any right to require a proceeding against AFC or AFC II, as the case may be, before its obligations under the guarantees shall become effective. See "Enforcement of Civil Liabilities Against Foreign Persons."

GOVERNING LAW

        The debt securities, the indenture and the guarantees will be governed by and construed in accordance with the laws of the State of New York. The laws of the State of New York would not require the trustee to pursue or exhaust its legal and equitable remedies against AFC or AFC II, as the case may be, prior to exercising its rights under the guarantee relating to the guaranteed debt securities. We cannot assure you that a Dutch court would give effect to this provision. However, AEGON will waive any right to require a proceeding against AFC or AFC II before its obligations under the guarantees shall become effective. There are no limitations under the laws of the Netherlands or the articles of incorporation of AEGON on the right of non-residents of the Netherlands to hold the debt securities issued by AEGON.

FORM, EXCHANGE AND TRANSFER

        Unless otherwise specified in the related prospectus supplement, the debt securities of each series will be issuable in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

        Unless otherwise specified in the related prospectus supplement, any payments of principal, interest and premium on registered debt securities will be payable and, subject to the terms of the indenture and the limitations applicable to global securities, debt securities may be transferred or exchanged, at any office or agency we maintain for such purpose, without the payment of any service charge except for any applicable tax or governmental charge.

GLOBAL SECURITIES

        The debt securities of a series may be issued in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement. Unless a global certificate is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole and only to the depositary or to a nominee of the depositary or to a successor depositary or its nominee.

        Unless your prospectus supplement provides otherwise, the securities will initially be issued to investors only in book-entry form. We will issue and register in the name of one or more financial institutions or clearing systems or their nominees, one or more fully registered global certificates, representing the total aggregate number of securities. A financial institution or clearing system that we select for the purpose is called the "depositary" for that security. A security will usually have only one depositary, but it may have more.

        Each series of securities will have one or more of the following as the depositaries:

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  DTC;

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  Euroclear;

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  a financial institution holding the securities on behalf of Clearstream, Luxembourg; or

  •
  any other clearing system or financial institution named in the applicable prospectus supplement.

        The depositaries named above may also be participants in one another's systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

        DTC has provided us the following information, and we take no responsibility for its accuracy. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants' accounts, eliminating the need for physical movement of securities certificates. Participants in DTC include Clearstream, Luxembourg and Euroclear, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock

Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Pursuant to DTC's procedures, upon the sale of debt securities represented by a global certificate to underwriters, DTC will credit the accounts of the participants designated by the underwriters with the principal amount of the debt securities purchased by the underwriters. Ownership of beneficial interests in a global certificate will be shown on DTC's records (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain persons take physical delivery in definitive form of the securities that they own. Consequently, the ability to transfer beneficial interests in a global certificate may be limited.

        We will wire to DTC's nominee principal and interest payments with respect to global certificates. We and the trustees under the indenture will treat DTC's nominee as the owner of the global certificates for all purposes. Accordingly, we, the trustee and the paying agent will have no direct responsibility or liability to pay amounts due on the global certificates to owners of beneficial interests in the global certificates.

        It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their beneficial interests in the global certificates as shown on DTC's records. Payments by participants to owners of beneficial interests in the global certificates will be governed by standing instructions and customary practices between the participants and the owners of beneficial interests in the global certificates, as is the case with securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

        Debt securities of any series represented by a global certificate will be exchangeable for debt securities in definitive form with the same terms in authorized denominations only if:

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  DTC notifies us that it is unwilling or unable to continue as depositary, or DTC is no longer eligible to act as depositary, and we do not appoint a successor depositary within 90 days; or

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  we determine not to have the debt securities of a series represented by global certificates and notify the trustee of our decision.

        Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a bank. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in a variety of currencies, including U.S. dollars. Clearstream Banking provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg participants are recognized financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly. In May 1999, Cedel International, the parent of Clearstream, Luxembourg and Deutsche

Boerse Clearing, a unit of the German stock exchange, merged to form a pan-European clearance and settlement system named Clearstream International.

        Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including U.S. dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in this prospectus. Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission and the National Bank of Belgium. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

PAYMENTS OF ADDITIONAL AMOUNTS

        If the prospectus supplement for a particular series of debt securities so provides, the issuer or guarantor will make all payments on the debt securities of that series without withholding or deduction for any taxes, or other governmental charges in effect on the date of issuance of the debt securities of that series or imposed in the future by or on behalf of the Netherlands, in the case of AEGON, or the United States, in the case of AFC or AFC II, or any authority in the Netherlands or the United States, as applicable. In the event any Dutch, in the case of payments by AEGON, or United States, in the case of payments by AFC or AFC II, taxes or other charges are imposed on payments on any debt security of that series held by you, the issuer or guarantor will pay to you such Additional Amounts as may be necessary so that the net amounts receivable by you after any payment, withholding or deduction of tax or charge will equal the amounts of principal, any interest and any premium which would have been receivable on the debt security if there were no such payment, withholding or deduction; provided, however, that (a) in the case of payments by AEGON, the amounts with respect to any Dutch taxes shall be payable only to holders that are not residents in the Netherlands for purposes of its tax laws; and (b) in the case of payments by AFC or AFC II, the amounts with respect to any United States taxes shall be payable only to holders that are non-U.S. persons not resident in the United States, foreign corporations or certain trusts or estates not subject to taxes, for United States tax purposes, and provided further, that, unless the accompanying prospectus supplement provides otherwise, the issuer or guarantor shall not be required to make any payment of any Additional Amounts on account of:

  •
  in the case of payments by AEGON, your being a resident of the Netherlands or having some connection with the Netherlands (in the case of Dutch taxes) other than the mere holding of the debt security or the receipt of principal, any interest or any premium on the debt security;

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  in the case of payments by AFC or AFC II, your being a resident of the United States or having some connection with the United States (in the case of United States taxes) other than the mere holding of the debt security or the receipt of principal, and interest, or any premium on the debt security;

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  your presentation of the debt security for payment more than 30 days after the later of (1) the due date for such payment or (2) the date we provide funds to make such payment to the trustee;

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  any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

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  any tax, assessment or other governmental charge payable other than by withholding from payments on the debt security;

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  in the case of payments by AFC or AFC II, with respect to United States taxes, any tax imposed by reason of the holder's past or present status as a tax-exempt organization with respect to the United States or as a corporation which accumulates earnings to avoid United States Federal income tax;

  •
  any tax, assessment or other governmental charge which would not have been imposed or withheld if the holder had declared his or her non-residence in the Netherlands, in the case of payments by AEGON, or the United States, in the case of payments by AFC or AFC II, or made a similar claim for exemption so that, upon making the declaration or the claim, the holder would either have been able to avoid the tax, assessment or charge or to obtain a refund of the tax, assessment or charge;

  •
  any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, premium, if any, or any interest on, any debt security, if such payment can be made without such withholding by any other paying agent; or

  •
  any combination of items above;

nor shall Additional Amounts be paid with respect to any payment of the principal of, premium, if any, or any interest on any debt security to any holder who is a fiduciary, a partnership or a beneficial owner and who is other than the sole beneficial owner of the payment to the extent the fiduciary or a member of the partnership or a beneficial owner would not have been entitled to any additional amount had it been the holder of the debt security.

TAX REDEMPTION

        If the prospectus supplement for a particular series of debt securities so provides, the issuer or guarantor may redeem that series of debt securities before its maturity, in whole but not in part, if, at any time after the date of issuance of that series of securities, as a result of any:

  •
  amendment to, or change in, the laws of the Netherlands, in the case of payments by AEGON, or the United States, in the case of payments by AFC or AFC II, or any political subdivision thereof; or

  •
  change in the application or official interpretation of such laws or regulations;

where the amendment or change becomes effective after the date of the issuance of the series of debt securities, the issuer or guarantor become, or will become, obligated to pay any Additional Amounts as provided above under "Payments of Additional Amounts" and cannot reasonably avoid such obligation.

        Before the issuer or guarantor may redeem debt securities of a particular series as provided above, the issuer or guarantor must deliver to the trustee at least 30 days, but not more than 60 days, prior to the date fixed for redemption:

  •
  a written notice stating that the debt securities of a particular series are to be redeemed, specifying the redemption date and other pertinent information; and

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  an opinion of independent legal counsel selected by us to the effect that, as a result of the circumstances described above, we have or will become obligated to pay such Additional Amounts.

        The issuer or guarantor will give you at least 30 days', but not more than 60 days', notice before any tax redemption of a series of securities. On the redemption date, the issuer or guarantor will pay you the principal amount of your debt security, plus any accrued interest (including any Additional Amounts) to the redemption date.

CONVERSION OR EXCHANGE

        The terms, if any, upon which debt securities of any series are convertible into or exchangeable for other securities will be set forth in the related prospectus supplement. These terms may include the conversion price, the conversion period, provisions as to whether conversion or exchange will be at the option of the holders of that series of debt securities or at our option, any events requiring an adjustment of the conversion price, provisions affecting conversion in the event of the redemption of such series of debt securities and other relevant provisions relating to those securities.

EVENTS OF DEFAULT

        The following are defined as events of default with respect to securities of any series outstanding under the indenture, unless otherwise stated in the related prospectus supplement:

          (a)   failure to pay principal or premium, if any, on any debt security of that series when due, and continuance of such a default beyond any applicable grace period;

          (b)   failure to pay any interest on any debt security of that series when due, and continuance of such a default for a period of 30 days beyond any applicable grace period;

          (c)   failure to deposit any sinking fund payment, when due and continuance of such a default beyond any applicable grace period, on any debt security of that series;

          (d)   failure to perform any of our other covenants or the breach of any of the warranties in the indenture after being given written notice and continuance of such a default for a period of 90 days beyond any applicable grace period; and

          (e)   certain events in bankruptcy, insolvency or reorganization of AEGON, AFC or AFC II.

        If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may accelerate the maturity of the debt securities of that series (or, such portion of the principal amount of such debt securities as may be specified in a prospectus supplement). If an acceleration occurs, subject to specified conditions, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series may rescind and annul such acceleration. Because each series of debt securities will be independent of each other series, a default in respect of one series will not necessarily in itself result in a default or acceleration of the maturity of a different series of debt securities.

        Other than its duties in case of an event of default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer the trustee reasonable indemnity. Subject to the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

        A holder of debt securities of any series will not have any right to institute any proceeding with respect to the indenture unless:

  •
  the holder previously gave written notice to the trustee of an event of default;

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  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and have offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

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  the trustee fails to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

        The limitations described above do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, interest or premium on that debt security on or after the applicable due date specified in that debt security.

        We will be required to furnish to each trustee annually a statement by our officers as to whether or not we are in default in the performance of any of the terms of the indenture.

SUBORDINATION

        The indebtedness evidenced by the subordinated debt securities will, to the extent set forth in the indenture with respect to each series of subordinated debt securities, be subordinate in right of payment to the prior payment in full of all of our senior debt, as defined, including any senior debt securities. The prospectus supplement relating to any subordinated debt securities will summarize the subordination provisions of the indenture applicable to that series including:

  •
  the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, bankruptcy, insolvency or similar proceedings;

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  the applicability and effect of such provisions in the event of specified defaults with respect to senior debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated debt securities; and

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  the definition of senior debt applicable to the subordinated debt securities of that series.

        In the event and during the continuation of any default in the payment of any senior debt continuing beyond any applicable grace period specified in the instrument evidencing that senior debt (unless and until the default shall have been cured or waived or shall have ceased to exist), no payments on account of principal, premium, if any, or interest, if any, on the subordinated debt securities or sums payable with respect to the conversion or exchange, if applicable, of the subordinated debt securities may be made pursuant to the subordinated debt securities.

        Upon payment or distribution of our assets to creditors upon dissolution or winding-up or total or partial liquidation or reorganization, whether voluntary or involuntary in bankruptcy, insolvency, receivership or other proceedings, the holders of our senior debt will be entitled to receive payment in full of all amounts due on the senior debt before any payment is made by us on account of principal, premium, if any, or interest, if any, on the subordinated debt securities.

        By reason of this subordination, in the event of our insolvency, holders of subordinated debt securities may recover less, ratably, and holders of senior debt may recover more, ratably, than our other creditors. The indenture does not limit the amount of senior debt that we may issue.

LIMITATION ON LIENS

        If so specified in a prospectus supplement relating to a series of debt securities, so long as any of the debt securities of that series remain outstanding, the issuer and its subsidiaries may not secure any indebtedness in respect of borrowed moneys having an original maturity of more than two years by granting security upon any of their present or future assets or revenues unless they effectively provide that the same or equal and ratable security (or other security acceptable to the trustee) is accorded to all debt securities of that series for so long as the secured indebtedness is so secured. This limitation does not apply to:

  •
  security created over any shares in, assets of or securities owned by any subsidiaries that are not principally engaged in the business of life insurance and that do not contribute more than 10% of AEGON's total aggregate consolidated gross premium income as reflected in its most recent annual audited financial statements;

  •
  security created in the normal course of the insurance business carried on in a manner consistent with generally accepted insurance practice for that insurance business;

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  security or preference arising by operation of any law;

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  security over real property to secure borrowings to finance the purchase or improvement of that real property;

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  security over assets existing at the time of the acquisition of those assets; and

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  security not otherwise permitted by the above that secures borrowed money in an aggregate principal amount not exceeding 50% of AEGON's total aggregate consolidated indebtedness with an original maturity of more than two years.

DEFEASANCE

        Unless otherwise indicated in the related prospectus supplement, we may elect, at our option at any time, to have the provisions of the indenture relating (a) to defeasance and discharge of indebtedness or (b) to defeasance of certain restrictive covenants apply to the debt securities of any series, or to any specified part of a series.

        In order to exercise either option, we must irrevocably deposit, in trust for the benefit of the holders of those debt securities, money or U.S. government securities, or both, which, through the payment of principal and interest in accordance with their terms, will provide amounts sufficient to pay the principal of and any premium and interest on those debt securities on the respective stated maturities in accordance with the terms of the indenture and those debt securities and we must deliver to the trustee an opinion of counsel confirming that the beneficial owners of those debt securities will not recognize gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, provided in the case of a defeasance and discharge, such opinion of counsel shall be based on a ruling received from, or published by, the U.S. Internal Revenue Service or a change in the applicable U.S. Federal income tax law occurring after the date of original issue of those debt securities. Any additional conditions to exercising these options with respect to a series of debt securities will be described in an applicable prospectus supplement.

        If we meet all the conditions to clause (a) above and elect to do so, we will be discharged from all our obligations with respect to the applicable debt securities and if those debt securities are subordinated debt securities, the provisions relating to subordination will cease to be effective (other than obligations to register transfer of debt securities, to replace lost, stolen or mutilated certificates and to maintain paying agencies). We shall be deemed to have paid and discharged the entire indebtedness represented by the applicable debt securities and to have satisfied all of our obligations under the debt securities and the indenture relating to those debt securities.

        If we meet all the conditions to clause (b) above and elect to do so, we may omit to comply with and shall have no liability in respect of certain restrictive covenants as described in the related prospectus supplement and, if those debt securities are subordinated debt securities, the provisions of the indenture relating to subordination will cease to be effective, in each case with respect to those debt securities.

MODIFICATION OF THE INDENTURE

        Under the indenture, our rights and obligations and the rights of holders may be modified with the consent of the holders holding not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications or altering the provisions relating to the waiver of any past default, is effective against any holder without its consent. We and the trustee may also amend the indenture or any supplement to the indenture without the consent of the holders of any debt securities to evidence the succession or addition of another corporation to AEGON, AFC or AFC II, as the case may be, to evidence the replacement of the trustee with respect to one or more series of debt securities and for certain other purposes.

CONSOLIDATION, MERGER OR DISPOSITION OF ASSETS OF AEGON, AFC OR AFC II

        We may not consolidate with or merge into, or sell or lease substantially all of our assets to any person unless:

  •
  the successor person expressly assumes our obligations on the debt securities and under the indenture;

  •
  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

  •
  any other conditions specified in the related prospectus supplement are met.

CONCERNING THE TRUSTEE

        We and certain of our affiliates and subsidiaries may maintain deposit account and lines of credit and have other customary banking relationship with the trustee and its affiliates in the ordinary course of our and their respective businesses.

        Pursuant to the Trust Indenture Act, should a default occur with respect to the debt securities constituting our senior debt securities or subordinated debt securities, the trustee would be required to resign as trustee with respect to the debt securities constituting either the senior debt securities or the subordinated debt securities under the indenture within 90 days of the default unless the default were cured, duly waived or otherwise eliminated or unless only senior debt securities or subordinated debt securities are outstanding under the indenture at the time of the default.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus in and outside the United States in one or more of the following ways:

  •
  through underwriters;

  •
  through dealers;

  •
  through agents; or

  •
  directly to purchasers.

        The distribution of the securities may be carried out from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for the AEGON Group in the ordinary course of business.

        The prospectus supplement relating to any offering will include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters, dealers or agents;

  •
  the purchase price of the securities;

  •
  the net proceeds to us from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts or other underwriters' compensation; and

  •
  any discounts or concessions allowed or reallowed or paid to dealers.

SALES THROUGH UNDERWRITERS OR DEALERS

        If we use underwriters in an offering using this prospectus, we will execute an underwriting agreement with one or more underwriters. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to specified conditions precedent and that the underwriters will be obligated to purchase all of the offered securities if they purchase any. Underwriters may sell those securities through dealers. The underwriters may change the initial offering price and any discounts or concessions allowed or reallowed or paid to dealers. If we use underwriters in an offering of securities using this prospectus, the applicable prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered securities.

        We may grant to the underwriters an option to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the related prospectus supplement. If we grant any overallotment option, the terms of the over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

        If we use a dealer in an offering of securities using this prospectus, we will sell the offered securities to the dealer as principal. The dealer may then resell those securities to the public or other dealers at a fixed price or varying prices to be determined at the time of resale.

DIRECT SALES AND SALES THROUGH AGENTS

        We may also use this prospectus to directly solicit offers to purchase securities. In this case, no underwriters or agents would be involved. Except as set forth in the applicable prospectus supplement, none of our directors, officers or employees will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

        We may also sell the offered securities through agents we designate from time to time. In the prospectus supplement, we will describe any commission payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

DELAYED DELIVERY CONTRACTS

        We may authorize underwriters and agents to solicit offers by certain institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and other institutions we may approve. The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject. Any commission paid to agents and underwriters soliciting purchases of securities pursuant to delayed delivery contracts accepted by us will be detailed in the prospectus supplement.

INDEMNIFICATION

        Underwriters, dealers or agents participating in a distribution of securities using this prospectus may be deemed to be underwriters under the Securities Act. Pursuant to agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that those underwriters, dealers or agents may be required to make in respect of those liabilities.

VALIDITY OF SECURITIES

        Certain matters of United States law relating to the securities offered through this prospectus will be passed upon for AEGON, AFC and AFC II by Allen & Overy, New York, New York. Certain Dutch legal matters relating to the securities will be passed upon for AEGON by Allen & Overy, Amsterdam, The Netherlands.

EXPERTS

        Ernst & Young Accountants, independent auditors, have audited the consolidated financial statements and schedules included in AEGON's annual report on Form 20-F for the year ended December 31, 2004, as set forth in their report, which is incorporated by reference in this prospectus. AEGON's financial statements and schedules are incorporated by reference in reliance on Ernst & Young Accountants' report, given on their authority as experts in accounting and auditing.

AEGON Funding Corp.

is a wholly-owned subsidiary of

which is the parent company of Transamerica*

*
AEGON N.V. is the guarantor of the notes offered hereby. Neither Transamerica Corporation nor any other direct or indirect subsidiary of AEGON N.V. (other than AEGON Funding Corp.) is obligated in any way with respect to the notes offered hereby.

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TABLE OF CONTENTS Prospectus Supplement
ABOUT THIS PROSPECTUS SUPPLEMENT
OFFERING SUMMARY
RISK FACTORS
RATIO OF EARNINGS TO FIXED CHARGES—AEGON N.V.
USE OF PROCEEDS
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
INCORPORATION OF CERTAIN INFORMATION WE FILE WITH THE SEC
CAPITALIZATION
DESCRIPTION OF THE NOTES
TAXATION IN THE UNITED STATES
NETHERLANDS TAXATION
UNDERWRITING
LEGAL MATTERS
EXPERTS
TABLE OF CONTENTS
Prospectus
FORWARD-LOOKING STATEMENTS
ABOUT THIS PROSPECTUS
AEGON N.V.
AEGON FUNDING CORP.
AEGON FUNDING CORP. II
WHERE CAN YOU FIND MORE INFORMATION ABOUT US
INCORPORATION OF CERTAIN INFORMATION WE FILE WITH THE SEC
FINANCIAL AND EXCHANGE RATE INFORMATION
USE OF PROCEEDS
ENFORCEMENT OF CIVIL LIABILITIES
DESCRIPTION OF CAPITAL STOCK OF AEGON N.V.
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES
PLAN OF DISTRIBUTION
VALIDITY OF SECURITIES
EXPERTS